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                                                                    EXHIBIT 24.2



                             HJ & ASSOCIATES, L.L.C.
                  Certified Public Accountants and Consultants

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement on Form S-8 of our report dated March 23, 2000 (which includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern) appearing in this Registration Statement on Form S-8 for SportsNuts.com International, Inc. for the year ended December 31, 1999.


/s/ HJ & Associates, LLC

HJ & Associates LLC
Salt Lake City, Utah
September 5, 2000




          50 South Main Street, Suite 1450 - Salt Lake City, Utah 84144
               Telephone (801) 328-4408 - Facsimile (801) 328-4461